UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 16, 2008

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York		10012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

Results and Transcript of Annual Meeting of Stockholders

On April 17, 2008, Take-Two Interactive Software, Inc. (the “Company”) issued a press release announcing the results of its annual meeting of stockholders held on April 17, 2008.

A copy of the transcript of the Company’s 2008 annual meeting and the press release announcing the results of the 2008 annual meeting are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01               Other Events

Response to Electronic Arts Inc.’s Extension of Tender Offer

On April 18, 2008 the Company issued a press release responding to Electronic Arts Inc.’s announcement that it is extending its tender offer at a lower price per share.

A copy of this press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In re Take-Two Interactive Securities Litigation

On April 16, 2008, the U.S. District Court for the Southern District of New York (the “Court”) granted in part and denied in part the motions to dismiss of the Company and its Rockstar Games subsidiary in the purported shareholder class action captioned In re Take-Two Interactive Securities Litigation, No. 1:06-cv-00803 (SWK).  The plaintiffs alleged, among other things, that the Company, its Rockstar Games subsidiary and certain of their officers and directors, violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, as well as Rule 10b-5 promulgated thereunder, by allegedly making certain untrue or misleading statements or failing to disclose facts related to allegedly “hidden” content in Grand Theft Auto: San Andreas.  The plaintiffs also alleged that the Company and certain of its officers and directors violated the same sections by allegedly making certain untrue or misleading statements or failing to disclose facts regarding the Company’s alleged improper stock option granting practices.

In its decision, the Court dismissed all claims against all defendants, including the Company and its Rockstar Games subsidiary, arising out of the Grand Theft Auto: San Andreas allegations, on the ground that the plaintiffs had not pled scienter adequately as to any of the named defendants.

The Court denied the Company’s motion to dismiss the claims relating to alleged improper stock option granting practices (as well as the motions filed by certain of the individual defendants), but granted the motions to dismiss that were filed by the Company’s former CFO (Karl Winters) and CEO (Paul Eibeler).  However, the Court narrowed the scope of the options backdating claims by eliminating any claim of loss based upon one of plaintiffs’ two alleged disclosure dates, thereby limiting the period for which any alleged shareholder damages could be claimed.

The Court granted the plaintiffs permission to replead the dismissed claims to try to cure the deficiencies specified by the Court.  The plaintiffs must file any amended complaint, along with a memorandum explaining how they have cured the defects, by May 19, 2008.  Briefing thereon is expected to be completed by June 30, 2008.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits:

99.1	Transcript of the Company’s 2008 Annual Meeting of Stockholders

99.2	Press Release entitled “Take-Two Interactive Software, Inc. Announces Results of Annual Meeting of Stockholders” issued April 17, 2008 by Take-Two Interactive Software, Inc.

99.3

Press Release entitled “Take-Two Interactive Software, Inc. Responds to Electronic Arts’ Extension of Tender Offer at Lower Price Per Share” issued April 18, 2008 by Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

	By:	/s/ Seth D. Krauss
Seth D. Krauss
Executive Vice President and General Counsel

Date: April 21, 2008

EXHIBIT INDEX

Exhibit

99.1	Transcript of the Company’s 2008 Annual Meeting of Stockholders

99.2	Press Release entitled “Take-Two Interactive Software, Inc. Announces Results of Annual Meeting of Stockholders” issued April 17, 2008 by Take-Two Interactive Software, Inc.

99.3

Press Release entitled “Take-Two Interactive Software, Inc. Responds to Electronic Arts’ Extension of Tender Offer at Lower Price Per Share” issued April 18, 2008 by Take-Two Interactive Software, Inc.